UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 24, 2014, Lustros Chile SpA, the wholly-owned subsidiary of Lustros, Inc. (the “Company”), which acts as the operating subsidiary for the purpose of running the Company’s Chilean operations, signed a manufacturing contract with Sulfatos Chile S.A, of which 60% of the equity interests are owned by Lustros Chile and the balance is owned by third parties. Pursuant to this manufacturing contract, the Company’s copper sulfate business will be apportioned between Lustros Chile SpA which will have sole responsibility for sales and purchasing and supply of raw materials, and Sulfatos Chile S.A. will solely concentrate on manufacturing. Further pursuant to this manufacturing agreement, both entities have agreed to render services exclusively with respect to the Company’s copper sulfate business, and neither entity may render services to third parties.

The agreement sets the price of copper sulfate to be produced by Sulfatos Chile S.A. to be the actual manufacturing cost (excluding the cost of raw materials which are provided by Lustros Chile SpA) plus 15%. The agreement has a ten year term which automatically extends for additional one year periods unless written notice is given by one party to the other at least two months before the end of the original or any renewal term.

ITEM 9.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Manufacturing Contract, dated July 24, 2014 as translated from Spanish

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: August 15, 2014	By: /s/ Trisha Malone
Trisha Malone
Chief Financial Officer

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